99.3 Effect of changes on amounts previously reported for full year 2011.

	USD 000's	Fiscal year 2011	Merge PMC	Reclassify Primaloft	Fiscal year 2011
		As reported	and EF	to Discontinued	in 2012 format
Net sales	PMC	$ 657,569	$ (657,569)		$ -
	Machine Clothing	-	739,211		739,211
	EF	81,642	(81,642)		-
	Composites	48,076			48,076
	Primaloft	27,409		(27,409)	-
	Total	$ 814,696	$ -	$ (27,409)	$ 787,287

Gross margin	PMC	$ 288,456	$ (288,456)		$ -
	Machine Clothing	-	317,984		317,984
	EF	29,528	(29,528)		-
	Composites	507			507
	Primaloft	14,795		(14,795)	-
	Non Segment	(4,325)			(4,325)
	Total	$ 328,961	$ -	$ (14,795)	$ 314,166

Selling, technical	PMC	$ 119,668	$ (119,668)	$ -	$ -
general and research	Machine Clothing	-	135,546		135,546
expenses	EF	15,878	(15,878)		-
	Composites	4,654			4,654
	Primaloft	6,255		(6,255)	-
	Research	29,007			29,007
	Non Segment	61,109		(74)	61,035
	Total	$ 236,571	$ -	$ (6,329)	$ 230,242

Restructuring	PMC	$ 3,260	$ (3,260)		$ -
included in segment	Machine Clothing	-	5,680		5,680
	EF	2,420	(2,420)		-
	Composites	57			57
	Primaloft	-		-	-
	Research	-			-
	Non Segment	3,580			3,580
	Total	$ 9,317	$ -	$ -	$ 9,317

Operating income	PMC	$ 165,528	$ (165,528)	$ -	$ -
	Machine Clothing	-	176,758	-	176,758
	EF	11,230	(11,230)	-	-
	Composites	(4,204)	-	-	(4,204)
	Primaloft	8,540	-	(8,540)	-
	Research	(29,007)	-	-	(29,007)
	Non Segment	(69,014)	-	74	(68,940)
	Total	$ 83,073	$ -	$ (8,466)	$ 74,607